Exhibit 99.1
Asana Announces Third Quarter Fiscal 2025 Results

Q3 top and bottom line above high end of guidance; Fiscal 2025 outlook increased
On track to deliver positive Free Cash Flow for Q4
Enters new era as multi-product company with the launch of AI Studio

December 5, 2024 – San Francisco, CA – Asana, Inc. (NYSE: ASAN)(LTSE: ASAN), a leading enterprise work management platform, today reported financial results for its third quarter fiscal 2025 ended October 31, 2024.

“The launch of AI Studio is the birth of a new category, unlocking a massive Total Addressable Market (TAM) and growth opportunity for the company,” said Dustin Moskovitz, co-founder and chief executive officer of Asana. “While still early, we have seen significant demand, with customers experiencing meaningful productivity gains across their workflows. The productivity benefits and early traction not only validate the market demand for AI-powered work management solutions but also underscore Asana's leadership position in this space.”

"We delivered a solid quarter with stabilizing revenue growth, improving in-quarter net retention, and expansion with large customers," said Sonalee Parekh, chief financial officer of Asana. "As we execute our plan, we're demonstrating that growth and profitability improvements can progress in parallel. With AI Studio expanding our TAM and our commitment to driving productivity benefits and efficiencies, we see significant potential for both re-acceleration of growth and operating margin expansion."

Third Quarter Fiscal 2025 Financial Highlights

•Revenues: Revenues were $183.9 million, an increase of 10% year over year.
•Operating Loss: GAAP operating loss was $60.2 million, or 33% of revenues, compared to GAAP operating loss of $63.4 million, or 38% of revenues, in the third quarter of fiscal 2024. Non-GAAP operating loss was $7.6 million, or 4% of revenues, compared to non-GAAP operating loss of $9.8 million, or 6% of revenues, in the third quarter of fiscal 2024.
•Net Loss: GAAP net loss was $57.3 million, compared to GAAP net loss of $61.8 million in the third quarter of fiscal 2024. GAAP net loss per share was $0.25, compared to GAAP net loss per share of $0.28 in the third quarter of fiscal 2024. Non-GAAP net loss was $4.8 million, compared to non-GAAP net loss of $8.2 million in the third quarter of fiscal 2024. Non-GAAP net loss per share was $0.02, compared to non-GAAP net loss per share of $0.04 in the third quarter of fiscal 2024.
•Cash Flow: Cash flows from operating activities were negative $14.9 million, compared to negative $8.2 million in the third quarter of fiscal 2024. Free cash flow was negative $18.2 million, compared to negative $11.5 million in the third quarter of fiscal 2024.

Business Highlights

•The number of Core customers, or customers spending $5,000 or more on an annualized basis, grew to 23,609 in Q3, an increase of 11% year over year. Revenues from Core customers in Q3 grew 11% year over year.
•The number of customers spending $100,000 or more on an annualized basis in Q3 grew to 683, an increase of 18% year over year.
•Overall dollar-based net retention rate in Q3 was 96%.
•Dollar-based net retention rate for Core customers in Q3 was 98%.

Exhibit 99.1
•Dollar-based net retention rate for customers spending $100,000 or more on an annualized basis in Q3 was 99%.
•Launched Asana AI Studio, a no-code builder that lets any team design any workflow, embed AI agents without code, and deploy the workflow directly where teams are already working in Asana.
•Appointed new Chief Financial Officer, Sonalee Parekh, along with Josh Abdulla as Head of Customer Experience.
•Announced Asana’s commitment to pursuing FedRAMP (Federal Risk and Authorization Management Program) authorization to serve the complex needs of enterprises in regulated industries.
•Published our 2024 State of Work Innovation report, which uncovers what’s holding organizations back – unpacking four hidden "taxes" and how innovative companies can minimize them.
•Hosted Asana’s largest-ever Work Innovation Summit event in New York City – diving into how Asana is shaping the new era of work with partners, customers, thought leaders, and more.
•Celebrated first-ever Asana Work Innovation Award winners, comprised of five customers who each combine creativity with technology to craft solutions as imaginative as they are effective. Winners included NCAA, Disney Theatrical Group, World Resources Institute, Beauty Pie, and Children’s Health.
•Launched a partnership with Mastercard, offering Mastercard Business cardholders a 20% rebate on an annual subscription to first-time Asana customers.

Financial Outlook

For the fourth quarter of fiscal 2025, Asana expects:

•Revenues of $187.5 million to $188.5 million, representing year over year growth of 10%.
•Non-GAAP operating loss of $6.5 million to $5.5 million, with 3% operating loss margin.
•Non-GAAP net loss per share of $0.02 to $0.01, assuming basic and diluted weighted average shares outstanding of approximately 229 million.

For fiscal 2025, Asana expects:

•Revenues of $723.0 million to $724.0 million, representing year over year growth of 11%.
•Non-GAAP operating loss of $46.0 million to $45.0 million, with 6% operating loss margin.
•Non-GAAP net loss per share of $0.15 to $0.14, assuming basic and diluted weighted average shares outstanding of approximately 229 million.

These statements are forward-looking and actual results may materially differ. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause Asana’s actual results to materially differ from these forward-looking statements.

A reconciliation of non-GAAP outlook measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of these costs and expenses that may be incurred in the future. Asana has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its third quarter fiscal year 2025 non-GAAP results included in this press release.

Exhibit 99.1
Earnings Conference Call Information

Asana will hold a conference call and live webcast today to discuss these results at 1:30 p.m. Pacific Time. A live webcast and replay will be available on the Asana Investor Relations webpage at: https://investors.asana.com.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements about our market opportunity, the potential and impact of AI, the expected benefits of AI Studio, including our expectations regarding revenue to be generated by AI Studio, our ability to execute on our current strategies, our technology and brand position, expectations regarding product launches, Asana’s outlook for the fiscal quarter and the full fiscal year ending January 31, 2025, Asana’s outlook for free cash flow, expected benefits of our offerings, and our market position. Forward-looking statements generally relate to future events or Asana’s future financial or operating performance. Forward-looking statements include all statements that are not historical facts and in some cases can be identified by terms such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “continue,” “could,” “potential,” “may,” “will,” “goal,” or similar expressions and the negatives of those terms. However, not all forward-looking statements contain these identifying words. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including factors beyond Asana’s control, that may cause Asana’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: Asana’s ability to achieve future growth and sustain its growth rate, Asana’s ability to attract and retain customers and increase sales to its customers, Asana’s ability to develop and release new products and services and to scale its platform, including the successful integration of AI, Asana’s ability to increase adoption of its platform through Asana’s self-service model, Asana’s ability to maintain and grow its relationships with strategic partners, the highly competitive and rapidly evolving market in which Asana participates, Asana’s international expansion strategies, and broader macroeconomic conditions. Further information on risks that could cause actual results to differ materially from forecasted results are included in Asana’s filings with the SEC, including Asana’s Annual Report on Form 10-K for the year ended January 31, 2024 and subsequent filings with the SEC. Any forward-looking statements contained in this press release are based on assumptions that Asana believes to be reasonable as of this date. Except as required by law, Asana assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Use of Non-GAAP Financial Measures

To supplement Asana’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Asana utilizes certain non-GAAP financial measures to assist in understanding and evaluating its core operating performance. In this release, Asana’s non-GAAP gross profit, gross margin, operating expenses, operating expenses as a percentage of revenue, operating loss, operating margin, net loss, net loss per share, and free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations. These non-GAAP financial measures, which may be different from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of Asana’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these

Exhibit 99.1
non-GAAP measures to their most directly comparable GAAP financial measures which can be found in the accompanying financial statements included with this press release.

Asana is presenting these non-GAAP financial measures because it believes that these non-GAAP financial measures provide useful information about its financial performance, enhance the overall understanding of Asana’s past performance and future prospects, facilitate period-to-period comparisons of operations against other companies in Asana’s industry, and allow for greater transparency with respect to important metrics used by Asana’s management for financial and operational decision-making.

Asana believes excluding the following items from its non-GAAP financial measures is useful to investors and others in assessing Asana’s operating performance due to the following factors:

•Stock-based compensation expenses. Although stock-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude stock-based compensation expenses to better understand the long-term performance of Asana’s core business and to facilitate comparison of its results to those of peer companies.
•Employer payroll tax associated with RSUs. The amount of employer payroll tax-related items on employee stock transactions is dependent on Asana’s stock price and other factors that are beyond its control and that do not correlate to the operation of the business.
•Non-cash and non-recurring expenses. Non-cash expenses include charges for impairment of long-lived assets. Non-recurring expenses include costs related to restructuring. Asana believes the exclusion of certain non-cash and non-recurring items provides useful supplemental information to investors and facilitates the analysis of its operating results and comparison of operating results across reporting periods.

There are a number of limitations related to the use of non-GAAP financial measures as compared to GAAP financial measures, including that the non-GAAP financial measures exclude stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in Asana’s business and an important part of its compensation strategy.

In addition to the non-GAAP financial measures outlined above, Asana also uses the non-GAAP financial measure of free cash flow, which is defined as net cash from operating activities less cash used for purchases of property and equipment and capitalized internal-use software costs, plus non-recurring expenditures such as costs related to restructuring. Asana believes free cash flow is an important liquidity measure of the cash that is available, after capital expenditures and operational expenses, for investment in its business and to make acquisitions. Asana believes that free cash flow is useful to investors as a liquidity measure because it measures Asana’s ability to generate or use cash. There are a number of limitations related to the use of free cash flow as compared to net cash from operating activities, including that free cash flow excludes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

Definitions of Business Metrics

Customers spending $5,000 or more on an annualized basis, or Core customers

We define customers spending $5,000 or more, which we also refer to as Core customers, as those organizations on a paid subscription plan that had $5,000 or more in annualized GAAP revenues in a given quarter, inclusive of discounts.

Exhibit 99.1

Customers spending $100,000 or more on an annualized basis

We define customers spending $100,000 or more as those organizations on a paid subscription plan that had $100,000 or more in annualized GAAP revenues in a given quarter, inclusive of discounts.

Dollar-based net retention rate

Asana’s reported dollar-based net retention rate equals the simple arithmetic average of its quarterly dollar-based net retention rate for the four quarters ending with the most recent fiscal quarter. Asana calculates its dollar-based net retention rate by comparing its revenues from the same set of customers in a given quarter, relative to the comparable prior-year period. To calculate Asana’s dollar-based net retention rate for a given quarter, Asana starts with the revenues in that quarter from customers that generated revenues in the same quarter of the prior year. Asana then divides that amount by the revenues attributable to that same group of customers in the prior-year quarter. Current period revenues include any upsells and are net of contraction or attrition over the trailing 12 months, but exclude revenues from new customers in the current period. Asana expects its dollar-based net retention rate to fluctuate in future periods due to a number of factors, including the expected growth of its revenue base, the level of penetration within its customer base, its ability to retain its customers, and the macroeconomic environment.

About Asana
Asana, a leading enterprise work management platform, is where work connects to goals. Over 150,000 customers like Amazon, Accenture, and Suzuki rely on Asana to manage and automate everything from goal setting and tracking to capacity planning to product launches. To learn more, visit www.asana.com.
Disclosure of Material Information
Asana announces material information to its investors using SEC filings, press releases, public conference calls, and on its investor relations page of Asana’s website at https://investors.asana.com. Asana uses these channels, as well as social media, including its X (formerly Twitter) account (@asana), its blog (blog.asana.com), its LinkedIn page (www.linkedin.com/company/asana), its Instagram account (@asana), its Facebook page (www.facebook.com/asana/), Threads profiles (@asana and @moskov) and TikTok account (@asana), to communicate with investors and the public about Asana, its products and services and other matters. Therefore, Asana encourages investors, the media and others interested in Asana to review the information it makes public in these locations, as such information could be deemed to be material information.

Catherine Buan
Asana Investor Relations
ir@asana.com

Frances Ward
Asana Communications
press@asana.com

Exhibit 99.1
ASANA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Revenues	$183,882	$166,503	$535,542	$481,369
Cost of revenues(1)	19,798	16,053	57,589	47,132
Gross profit	164,084	150,450	477,953	434,237
Operating expenses:
Research and development(1)	83,286	81,028	257,228	241,715
Sales and marketing(1)	104,708	98,349	317,689	288,034
General and administrative(1)	36,270	34,494	106,182	106,537
Total operating expenses	224,264	213,871	681,099	636,286
Loss from operations	(60,180)	(63,421)	(203,146)	(202,049)
Interest income and other income (expense), net	4,949	3,479	16,069	13,310
Interest expense	(934)	(1,012)	(2,831)	(2,947)
Loss before provision for income taxes	(56,165)	(60,954)	(189,908)	(191,686)
Provision for income taxes	1,161	796	3,329	2,946
Net loss	$(57,326)	$(61,750)	$(193,237)	$(194,632)
Net loss per share:
Basic and diluted	$(0.25)	$(0.28)	$(0.84)	$(0.89)
Weighted-average shares used in calculating net loss per share:
Basic and diluted	229,624	221,776	228,830	219,094
_______________
(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Cost of revenues	$354	$413	$1,030	$1,177
Research and development	28,087	29,384	88,872	83,928
Sales and marketing	15,837	15,584	48,334	43,438
General and administrative	7,677	7,485	22,466	22,026
Total stock-based compensation expense	$51,955	$52,866	$160,702	$150,569

ASANA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	October 31, 2024	January 31, 2024
Assets
Current assets
Cash and cash equivalents	$196,772	$236,663
Marketable securities	258,541	282,801
Restricted cash	316	—
Accounts receivable, net	66,892	88,327
Prepaid expenses and other current assets	48,837	51,925
Total current assets	571,358	659,716
Property and equipment, net	96,627	96,543
Operating lease right-of-use assets	177,626	181,731
Other assets	28,545	23,970
Total assets	$874,156	$961,960
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$12,606	$6,907
Accrued expenses and other current liabilities	69,307	75,821
Deferred revenue, current	279,560	265,306
Operating lease liabilities, current	21,556	19,179
Total current liabilities	383,029	367,213
Term loan, net	39,904	43,618
Deferred revenue, noncurrent	2,581	5,916
Operating lease liabilities, noncurrent	207,527	215,084
Other liabilities	1,845	3,733
Total liabilities	634,886	635,564
Stockholders' equity
Common stock	2	2
Additional paid-in capital	2,002,764	1,821,216
Accumulated other comprehensive loss	(983)	(236)
Accumulated deficit	(1,762,513)	(1,494,586)
Total stockholders’ equity	239,270	326,396
Total liabilities and stockholders’ equity	$874,156	$961,960

ASANA, INC.
SUMMARY OF CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Cash flows from operating activities
Net loss	$(57,326)	$(61,750)	$(193,237)	$(194,632)
Adjustments to reconcile net loss to net cash used in operating activities:
Allowance for expected credit losses	653	683	1,025	2,072
Depreciation and amortization	4,437	3,531	12,730	10,407
Amortization of deferred contract acquisition costs	6,696	5,668	19,189	15,971
Stock-based compensation expense	51,955	52,866	160,702	150,569
Net accretion of discount on marketable securities	(1,090)	(636)	(4,646)	(1,568)
Non-cash lease expense	4,640	3,954	13,528	13,998
Impairment of long-lived assets	—	—	—	5,009
Amortization of discount on revolving credit facility and term loan issuance costs	30	31	91	91
Changes in operating assets and liabilities:
Accounts receivable	(2,304)	(2,407)	20,610	12,251
Prepaid expenses and other current assets	(2,254)	(4,707)	(15,852)	(13,764)
Other assets	(1,513)	(606)	(4,594)	742
Accounts payable	(1,759)	6,857	4,610	3,612
Accrued expenses and other liabilities	(5,035)	(2,668)	(11,408)	(16,885)
Deferred revenue	(7,050)	(5,693)	10,920	21,843
Operating lease liabilities	(4,970)	(3,356)	(14,598)	(12,310)
Net cash used in operating activities	(14,890)	(8,233)	(930)	(2,594)
Cash flows from investing activities
Purchases of marketable securities	(59,502)	(145,018)	(166,628)	(284,312)
Sales of marketable securities	—	12	—	12
Maturities of marketable securities	104,309	7,500	195,605	25,641
Purchases of property and equipment	(1,372)	(1,255)	(4,064)	(7,221)
Capitalized internal-use software costs	(1,919)	(1,977)	(4,702)	(4,325)
Net cash provided by (used in) investing activities	41,516	(140,738)	20,211	(270,205)
Cash flows from financing activities
Repayment of term loan	(625)	(625)	(1,875)	(2,500)
Repurchases of common stock	(54,847)	—	(73,869)	—
Proceeds from exercise of stock options	1,755	783	3,884	3,856
Proceeds from employee stock purchase plan	4,799	6,511	13,665	15,069
Taxes paid related to net share settlement of equity awards	(1)	—	(5)	(7)
Net cash provided by (used in) financing activities	(48,919)	6,669	(58,200)	16,418
Effect of foreign exchange rates on cash, cash equivalents, and restricted cash	(474)	(3,081)	(656)	(1,868)
Net decrease in cash, cash equivalents, and restricted cash	(22,767)	(145,383)	(39,575)	(258,249)
Cash, cash equivalents, and restricted cash
Beginning of period	219,855	413,697	236,663	526,563
End of period	$197,088	$268,314	$197,088	$268,314

ASANA, INC.
Reconciliation of GAAP to Non-GAAP Data
(in thousands, except percentages)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Reconciliation of gross profit and gross margin
GAAP gross profit	$164,084	$150,450	$477,953	$434,237
Plus: stock-based compensation and related employer payroll tax associated with RSUs	361	418	1,052	1,209
Non-GAAP gross profit	$164,445	$150,868	$479,005	$435,446
GAAP gross margin	89.2%	90.4%	89.2%	90.2%
Non-GAAP adjustments	0.2%	0.2%	0.2%	0.3%
Non-GAAP gross margin	89.4%	90.6%	89.4%	90.5%
Reconciliation of operating expenses
GAAP research and development	$83,286	$81,028	$257,228	$241,715
Less: stock-based compensation and related employer payroll tax associated with RSUs	(28,419)	(29,788)	(90,897)	(86,416)
Non-GAAP research and development	$54,867	$51,240	$166,331	$155,299
GAAP research and development as percentage of revenue	45.3%	48.7%	48.0%	50.2%
Non-GAAP research and development as percentage of revenue	29.8%	30.8%	31.1%	32.3%

GAAP sales and marketing	$104,708	$98,349	$317,689	$288,034
Less: stock-based compensation and related employer payroll tax associated with RSUs	(16,001)	(15,745)	(49,234)	(44,438)
Adjustment for: restructuring (costs) benefit	—	—	—	173
Non-GAAP sales and marketing	$88,707	$82,604	$268,455	$243,769
GAAP sales and marketing as percentage of revenue	56.9%	59.1%	59.3%	59.8%
Non-GAAP sales and marketing as percentage of revenue	48.2%	49.6%	50.1%	50.6%

GAAP general and administrative	$36,270	$34,494	$106,182	$106,537
Less: stock-based compensation and related employer payroll tax associated with RSUs	(7,768)	(7,621)	(22,904)	(22,636)
Less: impairment of long-lived assets	—	—	—	(5,009)
Adjustment for: restructuring (costs) benefit	—	—	—	(26)
Non-GAAP general and administrative	$28,502	$26,873	$83,278	$78,866
GAAP general and administrative as percentage of revenue	19.7%	20.7%	19.8%	22.1%
Non-GAAP general and administrative as percentage of revenue	15.5%	16.1%	15.6%	16.4%
Reconciliation of operating loss and operating margin
GAAP loss from operations	$(60,180)	$(63,421)	$(203,146)	$(202,049)
Plus: stock-based compensation and related employer payroll tax associated with RSUs	52,549	53,572	164,087	154,699
Plus: impairment of long-lived assets	—	—	—	5,009
Adjustment for: restructuring costs (benefit)	—	—	—	(147)
Non-GAAP loss from operations	$(7,631)	$(9,849)	$(39,059)	$(42,488)
GAAP operating margin	(32.7)%	(38.1)%	(37.9)%	(42.0)%
Non-GAAP adjustments	28.6%	32.2%	30.6%	33.2%
Non-GAAP operating margin	(4.1)%	(5.9)%	(7.3)%	(8.8)%

ASANA, INC.
Reconciliation of GAAP to Non-GAAP Data
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Reconciliation of net loss
GAAP net loss	$(57,326)	$(61,750)	$(193,237)	$(194,632)
Plus: stock-based compensation and related employer payroll tax associated with RSUs	52,549	53,572	164,087	154,699
Plus: impairment of long-lived assets	—	—	—	5,009
Adjustment for: restructuring costs (benefit)	—	—	—	(147)
Non-GAAP net loss	$(4,777)	$(8,178)	$(29,150)	$(35,071)
Reconciliation of net loss per share
GAAP net loss per share, basic	$(0.25)	$(0.28)	$(0.84)	$(0.89)
Non-GAAP adjustments to net loss	0.23	0.24	0.71	0.73
Non-GAAP net loss per share, basic	$(0.02)	$(0.04)	$(0.13)	$(0.16)
Weighted-average shares used in GAAP and non-GAAP per share calculation, basic and diluted	229,624	221,776	228,830	219,094

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Computation of free cash flow
Net cash provided by (used in) investing activities	$41,516	$(140,738)	$20,211	$(270,205)
Net cash provided by (used in) financing activities	$(48,919)	$6,669	$(58,200)	$16,418
Net cash used in operating activities	$(14,890)	$(8,233)	$(930)	$(2,594)
Less: purchases of property and equipment	(1,372)	(1,255)	(4,064)	(7,221)
Less: capitalized internal-use software costs	(1,919)	(1,977)	(4,702)	(4,325)
Plus: restructuring costs paid	—	—	—	707
Free cash flow	$(18,181)	$(11,465)	$(9,696)	$(13,433)